Sub-Item 77I: Terms of new or amended securities.

The response to sub-item 77I(b) with respect to registering Class R, R4 and I3 shares, as applicable for Transamerica Government Money Market,
Transamerica High Yield Bond, Transamerica
Intermediate Bond, Transamerica International Equity,
Transamerica Mid Cap Growth, Transamerica Mid Cap
Value Opportunities, Transamerica Small Cap Core,
Transamerica Small Cap Growth and Transamerica Small
Cap Value is incorporated by reference herein to Registrant's Post-Effective Amendment No.236 filed with the Securities and Exchange Commission on November 10, 2016.

The response to sub-item 77I(b) with respect to registering Adviser Class for Transamerica Capital
Growth, Transamerica Concentrated Growth,
Transamerica Dividend Focused, Transamerica Emerging
Markets Debt, Transamerica Emerging Markets Equity,
Transamerica Event Driven, Transamerica Flexible
Income, Transamerica Floating Rate, Transamerica
Global Equity, Transamerica Global Long/Short Equity,
Transamerica High Yield Bond, Transamerica High Yield
Muni, Transamerica Inflation Opportunities,
Transamerica Intermediate Bond, Transamerica
Intermediate Muni, Transamerica International Equity,
Transamerica Large Cap Value, Transamerica Mid Cap
Growth, Transamerica Mid Cap Value Opportunities,
Transamerica MLP & Energy Income, Transamerica
Multi-Cap Growth, Transamerica Short-Term Bond,
Transamerica Small Cap Core, Transamerica Small Cap
Growth, Transamerica Small Cap Value, Transamerica
Small/Mid Cap Value, Transamerica Strategic High
Income, Transamerica Unconstrained Bond,
Transamerica US Growth is incorporated by reference herein to Registrant's Post-Effective Amendment No.
239 filed with the Securities and Exchange Commission on December 26, 2016.

The response to sub-item 77I(b) with respect to registering Class T1 and Class T2 shares for Transamerica Asset Allocation-Conservative Portfolio,
Transamerica Asset Allocation-Growth Portfolio,
Transamerica Asset Allocation-Moderate Growth
Portfolio, Transamerica Asset Allocation-Moderate
Portfolio, Transamerica Capital Growth, Transamerica
Concentrated Growth, Transamerica Dividend Focused,
Transamerica Dynamic Allocation, Transamerica
Dynamic Income, Transamerica Emerging Markets Debt,
Transamerica Emerging Markets Equity, Transamerica
Event Driven, Transamerica Flexible Income,
Transamerica Floating Rate, Transamerica Global Equity,
Transamerica Global Long/Short Equity, Transamerica
High Yield Bond, Transamerica High Yield Muni,
Transamerica Inflation Opportunities, Transamerica
Intermediate Muni, Transamerica International Equity,
Transamerica Large Cap Value, Transamerica Mid Cap
Growth, Transamerica Mid Cap Value Opportunities,
Transamerica MLP & Energy Income, Transamerica
Multi-Cap Growth, Transamerica Multi-Managed
Balanced, Transamerica Multi-Manager Alternative
Strategies Portfolio, Transamerica Short-Term Bond,
Transamerica Small Cap Core, Transamerica Small Cap
Growth, Transamerica Small Cap Value, Transamerica
Small/Mid Cap Value, Transamerica Strategic High
Income, Transamerica Unconstrained Bond,
Transamerica US Growth is incorporated by reference herein to Registrant's Post-Effective Amendment No.
244 filed with the Securities and Exchange Commission on March 17, 2017.